Exhibit 99.1

J2 CLOUD SERVICES, LLC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

(UNAUDITED, IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total revenues	$182,103	$170,248	$528,891	$507,090
Cost of revenues	40,707	38,421	115,860	116,208

Gross profit	141,396	131,827	413,031	390,882

Operating expenses:
Sales and marketing	38,413	28,855	110,807	87,231
Research, development and engineering	8,259	4,886	21,995	16,484
General and administrative	37,262	35,579	104,610	106,850
Goodwill impairment on business	—	—	32,629	—

Total operating expenses	83,934	69,320	270,041	210,565

Income from operations	57,462	62,507	142,990	180,317
Interest expense, net	—	(10,204)	(160)	(30,556)
(Loss) gain on sale of businesses	(24,600)	17,122	(21,798)	17,122
Other income, net	877	14,909	1,408	16,165

Income before income taxes	33,739	84,334	122,440	183,048
Income tax expense	6,515	25,411	20,338	49,714

Net income	$27,224	$58,923	$102,102	$133,334